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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-95623) of our report dated April 6, 2000 relating to the consolidated financial statement of DDi Merger Co., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Costa Mesa, California

April 6, 2000